REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of September 8, 1999 among RECOTON CORPORATION, a New York corporation (the "COMPANY"), and each of the parties whose signatures are set forth under the heading "LIFO Lenders" (the "LIFO LENDERS").

          1. BACKGROUND. The LIFO Lenders are the holders of certain existing obligations of the Company and each of the LIFO Lenders, pursuant to, and subject to the terms and conditions of (i) the Master Restructuring Agreement (such term, and all other capitalized terms used in these Recitals without being otherwise defined, having the meanings hereinafter referred to in Section 3 below), has agreed to restructure and modify the obligations of the Company owed to it and (ii) the LIFO Credit Agreement, has agreed to provide the Company additional working capital financing in an aggregate amount of up to $50,000,000. As consideration for such actions on the part of each LIFO Lender, the Company has agreed to issue to the LIFO Lenders (x) on the date hereof the Fixed Facility Fee Warrants and the Cancelable Facility Fee Warrants referred to in the Credit Agreement and (y) the Prepayment Warrants in the amounts and on the conditions set forth in Section 2.7 of the Master Restructuring Agreement (the Fixed Facility Fee Warrants, the Cancelable Facility Fee Warrants and the Prepayment Warrants are hereinafter referred to collectively as the "WARRANTS"). This Agreement shall become effective upon the occurrence of the Closing Date in accordance with the terms of the LIFO Credit Agreement.


          2. REGISTRATION UNDER SECURITIES ACT, ETC.

          2.1. REGISTRATION ON REQUEST.

          (a) REQUEST. Upon the written request of the Requisite Holders, requesting that the Company effect the registration under the Securities Act of all or part of such holders' Registrable Securities and specifying the intended method of disposition thereof and whether or not such requested registration is to be an underwritten offering, the Company will promptly give written notice of such requested registration to all other holders of Registrable Securities and thereupon the Company will use its best efforts to effect the registration under the Securities Act of:

               (i) the Registrable Securities which the Company has been so requested to register by such holders, and

               (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

          The number of registrations which may requested under this Section 2.1 are as follows: (i) five (5) Limited Demand Registrations, in the aggregate, may be requested of the Company by the Requisite Holders, and (ii) one (1) Full Demand Registrations may be requested the "FULL DEMAND REQUEST") of the Company by the Requisite Holders, PROVIDED, that upon the occurrence of the Full Demand Request, the number of Limited Demand Registrations which may be requested pursuant to this Section 2.1 shall be reduced by one.

          (b) REGISTRATION OF OTHER SECURITIES. Whenever the Company shall effect the Full Demand Registration pursuant to this Section 2.1 in connection with an underwritten offering by one or more holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (a) the managing underwriter of such offering shall have advised each holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering or (b) the holders of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

          (c) REGISTRATION STATEMENT FORM. Limited Demand Registrations shall be on Form S-3 (or any similar successor form) with only such additional information as shall be determined to be appropriate by the Company and as shall permit the disposition of the Registrable Securities by the holders thereof. The Full Demand Registration under this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the holders of a majority of the Registrable Securities so to be registered and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement in connection with the Full Demand Registration all information which holders of Registrable Securities being registered shall reasonably request.

          (d) EXPENSES. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1.

          (e) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirements of the Commission or other governmental agency or court for any reason, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration (in the case of the Full Demand Registration) are not satisfied.

          (f) SELECTION OF UNDERWRITERS. If the requested Full Demand Registration pursuant to this Section 2.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company with the reasonable approval of the holders of a majority of the Registrable Securities to be so registered.

          (g) PRIORITY IN REQUESTED REGISTRATIONS. If the requested Full Demand Registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included in such registration, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering, FIRST, such Registrable Securities requested to be included in such registration and held by a holder making the Full Demand Request under this Section 2.1 (a "REQUESTING HOLDER"), allocated pro rata among the Requesting Holders on the basis of the number of Registrable Securities requested to be included by such Requesting Holders, and SECOND, such other Registrable Securities requested to be included in such registration, allocated pro rata among the holders thereof requesting such registration on the basis of the numbers of such Registrable Securities requested to be included by such holders. In connection with any registration as to which the provisions of this clause (g) apply, no securities other than Registrable Securities shall be covered by such registrations.

          (h) COMPANY'S PURCHASE RIGHT. The Company shall have the right, in connection with any request under this Section 2.1 and in lieu of effecting such requested registration, to purchase the Registrable Securities of each Requesting Holder that each such Requesting Holder sought to include within such requested registration at the Fair Value thereof. The Company shall exercise its option by notice given to each holder thereof within ten (10) days after receipt of the registration request (the "OPTION NOTICE") which shall include an offer to purchase such holder's Registrable Securities on a date no later than thirty
(30) days after the Option Notice (the "PURCHASE DATE"). Each such holder may either accept or reject the Company's offer after the Fair Value of the Registrable Securities is determined. If the offer is accepted, the Company will purchase the Registrable Securities of the such holder on the Purchase Date for cash. As to any such holder that rejects the Company's offer, the Company shall then and thereafter have no further obligation to effect any registration of such holder's Registrable Securities under any provision of this Section 2.1 and such holder's Registrable Securities shall be deemed not to be "Registrable Securities" for any purposes of this Agreement. As used herein "FAIR VALUE" shall mean the fair market value of the Registrable Securities of the affected holder thereof as of a date which is within five days of the Purchase Date (a) determined by agreement between the Company and the affected holder, or (b) if the Company and the affected holder fail to agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by the affected holder, either of which firms may be an independent investment banking firm regularly retained by the Company, or (c) if the Company or the affected holder shall fail so to retain an independent investment banking firm within seven Business Days of the retention of such a firm by the affected holder or the Company, as the case may be, determined solely by the firm so retained, or (d) if the firms so retained by the Company and by the affected holder shall be unable to reach a joint determination within ten Business Days of the retention of the last firm so retained, determined by another independent investment banking firm which is not a regular investment banking firm of the Company chosen by the first two such firms.

          2.2. INCIDENTAL REGISTRATION.

          (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If the Company at any time proposes to register any of its securities (which are the same type of securities as Registrable Securities) under the Securities Act (other than by a registration on Form S-4, Form S-8 or any successor or similar forms and other than pursuant to Section 2.1), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this
Section 2.2. Upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; PROVIDED that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith up to the date of receipt of such notice). Registrable Securities to be registered pursuant to this Section 2.2 shall be sold or distributed (if requested by the Company) in the same manner as the other securities subject to such registration statement are to be sold or distributed. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

          (b) PRIORITY IN INCIDENTAL REGISTRATIONS. If a registration pursuant to this Section 2.2 involves an underwritten offering of the securities so being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, the inclusion of Registrable Securities so requested to be registered for sale for the account of holders of Registrable Securities is subject to the provisions of Section 2.4(b).

          2.3. REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will as expeditiously as possible:

               (i) prepare and (as soon thereafter as possible or in any event no later than 60 days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective, PROVIDED that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Seller or sellers thereof set forth in such registration statement; PROVIDED, HOWEVER, that, except as otherwise set forth in this Agreement, the Company shall not be required to amend or supplement such Registration Statement or prospectus after the expiration of 90 days from the effective date of such Registration Statement;

               (iii) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

               (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified or to consent to general service of process in such jurisdiction;

               (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (vi) furnish to each seller of Registrable Securities:

                    (x) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), addressed to and reasonably satisfactory in form and substance to each such seller, and covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issues counsel delivered to the underwriters in underwritten public offerings of securities and such other legal matters as any such seller may reasonably request, and

                    (y) if such registration includes an underwritten public offering, a copy of any "comfort" letter delivered to any underwriter by the independent public accountants who have certified the Company's financial statements included in such registration statement;

               (vii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the fight of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first fall calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 1l(a) of the Securities Act, and furnish to each such seller at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

               (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

               (x) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any securities of the same class as such Registrable Securities are then listed.

          In addition to the foregoing the Company will enter into such agreements and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making its management reasonably available to the extent reasonably requested by the Requisite Holders to participate in marketing presentations to potential investors in connection with any underwritten offering), and in that regard, will deliver to the holders of the Registrable Securities being sold such documents and certificates as may be reasonably requested by the Requisite Holders or, as applicable, the managing underwriters, to evidence the Company's compliance with this Agreement, including, in the case of any underwritten offering, using commercially reasonable efforts to cause its independent accountants to deliver to the managing underwriters an accountants' comfort letter substantially similar to that in scope delivered in an underwritten public offering and covering audited and interim financial statements included in the registration statement, or if such letter cannot be obtained through the exercise of commercially reasonable efforts, cause its independent accountants to deliver to the managing underwriters a comfort letter based on negotiated procedures providing comfort with respect to the Company's financial statements included or incorporated by reference in the registration statement at the highest level permitted to be given by such accountants under the then applicable standards of the American Institute of Certified Public Accountants with respect to such Registration Statement.

          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (vii) of this Section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holders receipt of the copies of the supplemented or amended prospectus contemplated by clause (vii) of this Section
2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus redating to such Registrable Securities current at the time of receipt of such notice. If the Company shall give such notice, the 90-day time period mentioned in clause (ii) of this Section 2.3 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the holders shall have received the copies of the supplemented or amended prospectus contemplated by clause (vii) of this Section 2.3.

          2.4. UNDERWRITTEN OFFERINGS.

          (a) REQUESTED UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to the Full Demand Registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in underwriting agreements of the same type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

          (b) INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 2.2 and subject to the provisions of Section 2.2(b), arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. In the event that the managing underwriter of such underwritten offering shall inform the Company and the holders of the Registrable Securities requesting the inclusion of Registrable Securities in such offering by letter of its belief that the number of securities requested to be included in such offering exceeds the number which can be sold in such offering, then the Company may include in such offering all securities proposed by the Company to be sold for its own account and will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, FIRST, all securities proposed by the Company to be sold for its own account, SECOND, such Registrable Securities requested to be included in such offering pro rata on the basis of the numbers of such Registrable Securities so requested to be included and THIRD, all other securities of the Company requested to be included in such registration pro rata on the basis of the numbers of such securities so requested to be included). The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwrites under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or Warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

          2.5. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          2.6. INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, its affiliates, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, or any such director or officer or underwriter or controlling person which may become subject under the Securities Act or otherwise, from and against any loss, claim, damage or liability, or any action in respect thereof, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigation or defending any such loss, claim, liability, action or proceeding, PROVIDED that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information finished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such sellers.

          (b) INDEMNIFICATION BY THE SELLERS. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.6(a)) the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; PROVIDED, HOWEVER, that no such seller shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such seller from the sale of the Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

          (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.6(a) or 2.6(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, PROVIDED that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.6(a) or 2.6(b), as the case may be, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in this Section 2.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

          (e) INDEMNIFICATION PAYMENTS. The indemnification required by this
Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          2.7. ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities or the marketability of such Registrable Securities under any such registration.

          3. DEFINITIONS. As used herein (A) capitalized terms that are not otherwise defined shall have the meanings assigned thereto in Appendix A to the Master Restructuring Agreement and (B) unless the context otherwise requires, the following terms have the following respective meanings:

          COMMISSION: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          COMPANY: As defined in the introductory paragraph of this Agreement.

          EXCHANGE ACT: The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

          FULL DEMAND REGISTRATION: A registration requested pursuant to Section
2.1 and specified as such by the holders of Registrable Securities requesting the same, and in respect of which such holders may require that it be an underwritten registration.

          FULL DEMAND REQUEST: As defined in Section 2.1(a).

          LIFO LENDER: As defined in the introductory paragraph to this Agreement.

          LIMITED DEMAND REGISTRATION: A registration requested pursuant to
Section 2.1 and specified as such by the holders of Registrable Securities requesting the same, and in respect of which such holders may not require that it be an underwritten registration.

          PERSON: As defined in Appendix A to the Master Restructuring
Agreement.

          PURCHASED SECURITIES: As defined in Section 1.

          REGISTRABLE SECURITIES: (a) the Warrants, (b) the shares of Common Stock or other equity securities issued or issuable pursuant to the Warrants or issued to the holders thereof as such holders, (c) any securities purchased upon exercise, or issued upon conversion or exchange, of other Registrable Securities, and (d) any securities issued or issuable with respect to any other Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (iv) such securities shall be free to be sold under Rule 144(k) (or any successor provision) under the Securities Act, or (v) such securities shall have ceased to be outstanding.

          REGISTRATION EXPENSES: All expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and National Association of Securities Dealers fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements incurred by the holders of Registrable Securities to be registered (including the fees and disbursements of any counsel and accountants retained by the any such holders), premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered obtained by the Company and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, the fees and expenses incurred in connection with the listing of Registrable Securities on each securities exchange on which Company securities of the same class are then listed or with the Nasdaq National Market System (but excluding underwriting discounts and commissions and transfer taxes, if any).

          REQUISITE HOLDERS: (a) In connection with a Limited Demand Registration, the holders of not less than 17.5% of the aggregate number of Registrable Securities at the time outstanding, and (b) in connection with the Full Demand Registration, the holders of not less than a majority of the aggregate number of Registrable Securities outstanding at the time of the Full Demand Request.

          SECURITIES ACT: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal Statute.

          WARRANTS: As defined in Section 1.

          All references herein to the holder or holders of Registrable Securities shall also include holders of the Warrants, with the number of shares of Registrable Securities being held by such holder being the number issuable upon exercise of such Warrants.

          4. RULE 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or
(b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

          5. AMENDMENTS AND WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holders of not less than 51% of the Registrable Securities outstanding at the time of any such amendment or waiver. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this
Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

          6. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

          7. NOTICES. All communications provided for hereunder shall be sent by first-class mail, by nationwide overnight delivery service (with charges prepaid) or by facsimile transmission (confirmed by delivery by nationwide overnight delivery service sent on the day of the sending of such facsimile transmission) and (a) if addressed to a party other than the Company, addressed to such party in the manner set forth in the Master Restructuring Agreement, or at such other address as such party shall have furnished to the Company in writing, or (b) if addressed to the Company, at 2950 Lake Emma Road, Lake Mary, FL 32746, Attention: Corporate Secretary (Facsimile no. 407-444-0559) or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding PROVIDED, HOWEVER, that any such communication to the Company may also, at the option of any of the parties hereunder, be either delivered to the Company at its address set forth above or to any officer of the Company.

          8. EXPENSES. The Company will pay, and save each Person which is or has been the holder of a Warrant or Registrable Securities issuable upon exercise thereof (a "SECURITYHOLDER") harmless against liability for the payment of, all out-of-pocket expenses arising in connection with the transactions contemplated by this Agreement, including (i) all document production and duplication charges and the reasonable fees and expenses of any counsel engaged by any Securityholder in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification, amendment or waiver of, or proposed consent under, this Agreement, whether or not such proposed modification, amendment or waiver shall be effected or proposed consent granted, and (ii) the costs and expenses, including reasonable attorneys' fees, incurred by any Securityholder in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated thereby or by reason of the Securityholders having acquired any Warrant or Registrable Securities issuable upon exercise thereof, including without limitation costs and expenses (including the costs and expenses of financial advisors) incurred in any bankruptcy case or in connection with any work-out or restructuring of the transactions contemplated by this Agreement. The Company will pay, and will save each Securityholder harmless from all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by any such holder). The obligations of the Company under this Section 5 shall survive the transfer or exercise of any Warrant or Registrable Securities or any portion thereof or interest therein by the Securityholder.

          9. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities.

          10. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

          11. SPECIFIC PERFORMANCE. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

          12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

          13. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                 RECOTON CORPORATION


                                 By: /S/ STUART MONT
                                    ----------------------------
                                    Name:   Stuart Mont
                                    Title:  Executive Vice President-Operations



                                 LIFO LENDERS


                                 THE CHASE MANHATTAN BANK


                                 By: /S/ ROGER ODELL
                                    -------------------------------
                                    Name:  Roger Odell
                                    Title: Managing Director


                                 HARRIS TRUST AND SAVINGS BANK


                                 By: /S/ RAYMOND C. WHITACRE
                                    -------------------------------
                                    Name:  Raymond C. Whitacre
                                    Title: Managing Director



                                 HSBC BANK U.S.A. (formerly known as MARINE
                                 MIDLAND BANK)


                                 By: /S/ FERNANDO A. TORRES
                                    --------------------------------
                                    Name:  Fernando A. Torres
                                    Title: Vice President



                                 FIRST UNION NATIONAL BANK


                                 By: /S/ JAMES R. CONNORS
                                    ----------------------------
                                    Name:  James R. Connors
                                    Title: Senior Vice President



                                 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                 By: /S/ PAUL L. MEIRING
                                    -------------------------------
                                    Name:  Paul L. Meiring
                                    Title: Vice President



                                 JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                                 By: /S/ ANTHONY C. URICK
                                    --------------------------------
                                    Name:  Anthony C. Urick
                                    Title: Authorized Officer


                                 JOHN HANCOCK VARIABLE  LIFE INSURANCE COMPANY


                                 By: /S/ ANTHONY C. URICK
                                    ----------------------------------
                                     Name:  Anthony C. Urick
                                     Title: Authorized Officer


                                 MELLON BANK, N.A., AS TRUSTEE FOR THE
                                 LONG-TERM INVESTMENT TRUST, solely in its capacity as Trustee and not in its individual capacity (as directed by John Hancock Mutual Life Insurance Company)


                                 By: /S/ CAROLE BRUNO
                                    -------------------------------
                                    Name:  Carole Bruno
                                    Title: Authorized Signature


                                 MELLON BANK, N.A. AS TRUSTEE FOR BELL ATLANTIC MASTER PENSION TRUST, solely in its capacity as Trustee and not in its individual capacity (as directed by John Hancock Mutual Life Insurance Company)


                                 By: /S/ CAROLE BRUNO
                                    ---------------------------------
                                    Name:  Carole Bruno
                                    Title: Authorized Signature



                                 THE NORTHERN TRUST COMPANY, AS TRUSTEE OF THE LUCENT TECHNOLOGIES INC. MASTER PENSION TRUST

                                 BY: John Hancock Mutual Life Insurance
                                     Company, as Investment Manager


                                 By: /S/ ANTHONY C. URICK
                                    ------------------------------------
                                    Name:  Anthony C. Urick
                                    Title: Authorized Officer


                                 INVESTORS PARTNER LIFE INSURANCE COMPANY


                                 By: /S/ ANTHONY C. URICK
                                    ------------------------------------
                                    Name:  Anthony C. Urick
                                    Title: Authorized Officer